UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐ Soliciting Material Pursuant to §240.14a-12
LADENBURG THALMANN FINANCIAL SERVICES INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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LADENBURG THALMANN FINANCIAL SERVICES INC.
590 Madison Avenue, 34th Floor
New York, New York 10022
NOTICE OF SPECIAL MEETING
OF SHAREHOLDERS
TO BE HELD ON APRIL 3, 2006
     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Ladenburg Thalmann Financial Services Inc., a Florida corporation, will be held at the offices of Graubard Miller, our general counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York, on April 3, 2006 at 10:00 a.m., for the following purposes, all as more fully described in the attached proxy statement:
1.	To authorize an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 200,000,000 shares to 400,000,000 shares;

2.	To approve a proposal to issue 8,397,891 shares of our common stock at $0.45 per share to certain affiliates of ours and persons with direct or indirect relationships to us raising gross proceeds of $3,779,050; and

3.	To transact such other business as may properly come before the meeting, and any or all postponements or adjournments thereof.
     Only shareholders of record at the close of business on February 7, 2006, will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments.
     You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. Whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage-prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

By Order of the Board of Directors Mark D. Klein, President and Chief Executive Officer

New York, New York
February 21, 2006

LADENBURG THALMANN FINANCIAL SERVICES INC.
PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 3, 2006
     This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board directors for use at a special meeting of shareholders to be held on April 3, 2006, and any postponements or adjournments.
     On or about February 21, 2006, this proxy statement and the accompanying form of proxy are being mailed to each shareholder of record at the close of business on February 7, 2006.
     The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
What matters am I voting on?
     You will be voting on:
•	the authorization of an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares;

•	the approval of a proposal to issue 8,397,891 shares of our common stock at $0.45 per share to certain affiliates of ours and persons with direct or indirect relationships to us raising gross proceeds of $3,779,050; and

•	any other business that may properly come before the meeting.
Who is entitled to vote?
     Holders of our common stock as of the close of business on February 7, 2006, the record date, are entitled to vote at the meeting. As of the record date, we had issued and outstanding 141,590,530 shares of common stock, our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date.
What is the effect of giving a proxy?
     Proxies in the form enclosed are solicited by and on behalf of our board. The persons named in the proxy have been designated as proxies by our board. If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy.
     If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted as follows:
•	FOR the approval of the amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 200,000,000 shares to 400,000,000 shares as described below under Proposal I; and

•	FOR the approval of our issuance of 8,397,891 shares of our common stock at $0.45 per share to certain affiliates of ours and persons with direct or indirect relationships to us raising gross proceeds of $3,779,050 as described below under Proposal II.
     If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting.
Can I change my vote after I return my proxy card?
     You may revoke your proxy at any time before it is exercised by:
•	delivering written notification of your revocation to our secretary;

•	voting in person at the meeting; or

•	delivering another proxy bearing a later date.
     Please note that your attendance at the meeting will not alone serve to revoke your proxy.
What is a quorum?
     A quorum is the minimum number for shares required to be present at the meeting for the meeting to be properly held under our bylaws and Florida law. The presence, in person or by proxy, of a majority of all outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“shareholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the meeting. If the proxy indicates that the shares are not being voted on any matter at the meeting, the shares will not be counted for purposes of determining the presence of a quorum. Abstentions are voted neither “for” nor “against” a matter but are counted in the determination of a quorum.
How may I vote?
     You may vote your shares by mail. Date, sign and return the accompanying proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States). You may specify your choices by marking the appropriate boxes on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you.
How many votes are needed for approval of each matter?
     Each proposal being voted on at the special meeting must be approved by a majority of the votes cast at the meeting with respect to the proposal.
     Abstentions and shares deemed present at the meeting but not entitled to vote with respect to each of the proposals (because of either shareholder withholding or broker non-vote) are not deemed voted and therefore will have no effect on such vote.
     With respect to Proposal II, certain members of our board of directors have agreed to vote the shares of our common stock held by them or the entities they have voting control over in accordance with the vote of a majority of the other shares voted at the meeting.

Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth certain information as of February 21, 2006 with respect to the beneficial ownership of our common stock by (i) those persons or groups known to beneficially own more than 5% of our voting securities, (ii) each of our current executive officers and directors and (iii) all of our current directors and executive officers as a group. For purposes of presentation, the following table does not include the shares of common stock that our officers and directors will purchase in the private placement discussed below under Proposal II. Except as otherwise stated, the business address of each of the below listed persons is c/o Ladenburg Thalmann Financial Services Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022.

	Amount and Nature of		Percent of Class
Name of Beneficial Owner	Beneficial ownership(1)		of Voting Securities
Phillip Frost, M.D.(2)	44,997,797	(3)	31.8%
New Valley LLC(4)	11,211,111	(5)	7.9%
Bennett S. LeBow(6)	7,571,856	(7)	5.4%
Richard J. Rosenstock	4,005,650	(8)	2.8%
Howard M. Lorber(9)	3,829,396	(10)	2.7%
Mark D. Klein	2,722,222	(11)	1.9%
Mark Zeitchick	1,817,978	(12)	1.3%
Vincent Mangone	1,817,978	(13)	1.3%
Bruce S. Mendelsohn	425,000	(14)	*
Richard J. Lampen(15)	188,781	(16)	*
Steven A. Rosen(17)	100,000	(18)	*
Robert J. Eide(19)	99,724	(20)	*
Henry C. Beinstein(21)	101,155	(22)	*
Benjamin D. Pelton(23)	80,000	(24)	*
Salvatore Giardina	72,293	(25)	*
Brian S. Genson(26)	20,000	(27)	*
Jeffrey S. Podell(28)	42,013	(29)	*
All directors and executive officers as a group (15 persons)	60,320,077	(30)	41.9%

*	Less than 1 percent.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The information concerning the shareholders is based upon numbers reported by the owner in documents publicly filed with the SEC, publicly available information or information made known to us. Except as otherwise indicated, all of the shares of common stock are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto.

(2)	The business address of Dr. Frost is c/o IVAX Corporation, 4400 Biscayne Boulevard, Miami, Florida 33137.

(3)	Represents (i) 1,844,366 shares of common stock held by Frost Gamma Investments Trust, a trust organized under Florida law, (ii) 100,000 shares of common stock issuable upon exercise of an immediately exercisable warrant held by Frost Gamma, (iii) 43,013,431 shares of common stock held by Frost-Nevada Investments Trust (“Frost Trust”), a trust organized under Florida law, and (iv) 40,000 shares of common stock issuable upon exercise of currently exercisable options held by Dr. Frost. Does not include 2,420,112 shares of common stock to be purchased by Frost Gamma Investments Trust in the private placement described below under Proposal II. Dr. Frost is the sole trustee of both Frost Gamma Investments Trust and Frost Trust. As the sole trustee of the Gamma Trust and the Frost Trust, Dr. Frost may be deemed the beneficial owner of all shares owned by the Gamma Trust and the Frost Trust, respectively, by virtue of his power to vote or direct the vote of such shares or to dispose or direct the disposition of such shares owned by such trusts. Accordingly, solely for purposes of reporting beneficial ownership of such shares pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, each of these persons will be deemed to be the beneficial owner of the shares held by any other such person. The foregoing information was derived from an Amendment to Schedule 13D filed with the SEC on April 1, 2005 as well as from information made known to us.

(4)	New Valley LLC is wholly-owned by Vector Group Ltd. The business address for New Valley LLC and Vector Group Ltd. is 100 S. E. Second Street, Miami, Florida 33131.

(5)	Includes 100,000 shares of common stock issuable upon exercise of immediately exercisable warrants held by New Valley. The foregoing information was derived from an Amendment to Schedule 13D filed with the SEC on April 1, 2005 as well as from information made known to us.

(6)	Mr. LeBow’s business address is c/o New Valley LLC, 100 S. E. Second Street, Miami, Florida 33131.

(7)	Represents (i) 1,363,526 shares of common stock held directly by Mr. LeBow, (ii) 5,799,612 shares of common stock held by LeBow Gamma Limited Partnership, a Nevada limited partnership, (iii) 198,423 shares of common stock held by LeBlow Alpha LLLP, a Delaware limited liability limited partnership, (iv) 170,295 shares held by The Bennett and Geraldine LeBow Foundation Inc. (“Foundation”), a Florida not-for-profit corporation, and (v) 40,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. LeBow. Does not include the shares of common stock beneficially owned by New Valley LLC, of which Mr. LeBow serves as an executive officer and director of its parent, Vector Group Ltd. Mr. LeBow indirectly possesses sole voting power and sole dispositive power over the shares of common stock held by the partnerships. LeBow Holdings Inc., a Nevada corporation, is the sole stockholder of LeBow Gamma Inc., a Nevada corporation, which is the general partner of LeBow Gamma Limited Partnership, and is the general partner of LeBow Alpha LLLP. Mr. LeBow is a director, officer and the sole stockholder of LeBow Holdings Inc. and a director and officer of LeBow Gamma Inc. Mr. LeBow and family members serve as directors and executive officers of the Foundation, and Mr. LeBow possesses shared voting power and shared dispositive power with the other directors of the Foundation with respect to the Foundation’s shares of common stock. The foregoing information was derived from an Amendment to Schedule 13D filed with the SEC on April 1, 2005 as well as from information made known to us.

(8)	Represents (i) 54,304 shares of common stock held directly by Mr. Rosenstock, (ii) 3,701,346 shares of common stock held of record by The Richard J. Rosenstock Revocable Living Trust Dated 3/5/96, of which Mr. Rosenstock is the sole trustee and beneficiary and (iii) 250,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Rosenstock. Does not include 100,000 shares of common stock to be purchased by Mr. Rosenstock in the private placement described below under Proposal II.

(9)	Mr. Lorber’s business address is c/o New Valley Corporation, 100 S. E. Second Street, Miami, Florida 33131.

(10)	Represents (i) 3,219,580 shares of common stock held directly by Mr. Lorber, (ii) 301,227 shares of common stock held by Lorber Epsilon 1999 Limited Partnership, a Delaware limited partnership, (iii) 220,800 shares of common stock held by Lorber Alpha II Partnership, a Nevada limited partnership, (iv) 7,789 shares of common stock held by the Lorber Charitable Fund, a New York not-for-profit corporation, and (v) 80,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Lorber. Does not include the shares of common stock beneficially owned by New Valley LLC, of which Mr. Lorber serves as an executive officer and director of its parent, Vector Group Ltd. Mr. Lorber indirectly exercises sole voting power and sole dispositive power over the shares of common stock held by the partnerships. Lorber Epsilon 1999 LLC, a Delaware limited liability company, is the general partner of Lorber Epsilon 1999 Limited Partnership. Lorber Alpha II Limited Partnership, a Nevada limited partnership, is the sole member of, and Mr. Lorber is the manager of, Lorber Epsilon 1999 LLC. Lorber Alpha II, Inc., a Nevada corporation, is the general partner of Lorber Alpha II Partnership. Mr. Lorber is the director, officer and principal stockholder of Lorber Alpha II, Inc. Mr. Lorber and family members serve as directors and executive officers of Lorber Charitable Fund, and Mr. Lorber possesses shared voting power and shared dispositive power with the other directors of the fund with respect to the fund’s shares of our common stock.

(11)	Represents (i) 2,222,222 shares of common stock held by Mr. Klein’s spouse and (ii) 500,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Klein. Does not include 4,500,000 shares of common stock issuable upon exercise of options held by Mr. Klein that are not currently exercisable and that will not become exercisable within the next 60 days.

(12)	Includes (i) 1,414,211 shares of common stock held of record by MZ Trading LLC, of which Mr. Zeitchick is the sole managing member and (ii) 391,667 shares of common stock issuable upon exercise of currently exercisable options held by MZ Trading. Does not include (i) 100,000 shares of common stock to be purchased by MZ Trading LLC in the private placement described below under Proposal II and (ii) 233,333 shares of common stock issuable upon exercise of options held by MZ Trading that are not currently exercisable and that will not become exercisable within the next 60 days.

(13)	Represents (i) 1,426,311 shares of common stock held of record by The Vincent A. Mangone Revocable Living Trust Dated 11/5/96, of which Mr. Mangone is the sole trustee and beneficiary, and (ii) 391,667 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Mangone. Does not include 83,333 shares of common stock issuable upon exercise of options held by Mr. Mangone that are not currently exercisable and that will not become exercisable within the next 60 days.

(14)	Includes 200,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Mendelsohn. Does not include 1,800,000 shares of common stock issuable upon exercise of options held by Mr. Mendelsohn that are not currently exercisable and that will not become exercisable within the next 60 days. Mr. Mendelsohn, who is currently our senior executive vice president, resigned his position to rejoin his law firm and will be a member of our advisory board as of February 1, 2006.

(15)	Mr. Lampen’s business address is c/o New Valley LLC, 100 S. E. Second Street, Miami, Florida 33131.

(16)	Represents 108,781 shares of common stock held by Mr. Lampen and (ii) 80,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Lampen. Does not include (i) 100,000 shares of common stock to be purchased by Mr. Lampen in the private placement described below under Proposal II and (ii) the shares of common stock beneficially owned by New Valley LLC, of which Mr. Lampen serves as an executive officer of its parent, Vector Group Ltd.

(17)	Dr. Rosen’s business address is c/o Unique Dental Care, 16-26 Bell Blvd., Bayside, New York 11360.

(18)	Represents (i) 20,000 shares of common stock held by Dr. Rosen and (ii) 80,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Rosen. Does not include 40,000 shares of common stock to be purchased by Dr. Rosen in the private placement described below under Proposal II.

(19)	Mr. Eide’s business address is c/o Aegis Capital Corp., 810 Seventh Avenue, New York, New York 10019.

(20)	Includes 80,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Eide.

(21)	Mr. Beinstein’s business address is c/o Gagnon Securities, 1370 Avenue of the Americas, New York, New York 10019.

(22)	Includes (i) 1,532 shares of common stock held of record in the individual retirement account of Mr. Beinstein’s spouse and (ii) 80,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Beinstein.

(23)	Mr. Pelton’s business address is c/o Pelton Ballard, et al., 2300 Clerenclon Blvd., Arlington, Virginia 22201.

(24)	Represents 80,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Pelton.

(25)	Includes 65,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Giardina. Does not include 180,000 shares of common stock issuable upon exercise of options held by Mr. Giardina that are not currently exercisable and that will not become exercisable within the next 60 days.

(26)	Mr. Genson’s business address is 100 Crystal Court, Hewlett, New York 11557.

(27)	Includes 20,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Genson.

(28)	Mr. Podell’s business address is 173 Doral Court, Roslyn, New York 11576.

(29)	Includes 20,000 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Podell.

(30)	Includes 2,458,334 shares of common stock issuable upon exercise of currently exercisable options and warrants and excludes 6,796,666 common stock issuable upon exercise of options that are not currently exercisable and that will not become exercisable within the next 60 days discussed in the foregoing footnotes, as applicable. Also does not include 2,760,112 shares of common stock to be purchased by certain of our directors or their affiliates in the private placement described below under Proposal II.

PROPOSAL I
TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
FROM 200,000,000 SHARES TO 400,000,000 SHARES
     We are currently authorized by our articles of incorporation to issue 200,000,000 shares of common stock and 2,000,000 shares of preferred stock. As of the record date, 141,590,530 shares of common stock were outstanding and no shares of preferred stock were outstanding. In addition, we are obligated to reserve (i) 9,236,265 shares of common stock for issuance under our 1999 Performance Equity Plan, (ii) 1,793,142 shares of common stock for issuance under the Ladenburg Thalmann Financial Services Inc. Qualified Employee Stock Purchase Plan and (iii) 200,000 shares of common stock for issuance upon exercise of warrants held by New Valley and Frost-Nevada. We are also seeking approval by our shareholders to issue up to an additional 8,397,891 shares of our common stock in a private placement described below under Proposal II.
     Based on the number of shares of common stock outstanding as of the record date, the need to reserve the shares of common stock as set forth above and the current limit set by our articles of incorporation on the number of shares of common stock we are authorized to issue, our board of directors has determined that there is an inadequate number of authorized shares of common stock for our management to be able to meet our current obligations and to plan for our future growth and development. Accordingly, our board of directors proposes to amend the articles of incorporation to increase the authorized number of shares of our common stock by an additional 200,000,000 shares of common stock to 400,000,000 shares of common stock.
     Our board of directors believes approval of the amendment to the articles of incorporation to increase the authorized capital is in our and our shareholders’ best interests. The authorization of additional shares of common stock will enable us to meet our obligations under our various employee benefit plans and issue securities convertible, exercisable or exchangeable for common stock in the future. Further, the authorization of additional shares will enable our board of directors to have the flexibility to authorize the issuance of shares of common stock in the future for financing our business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. Although we review various transactions that could result in the issuance of our common stock from time to time, we currently have no agreements or plans to issue any shares of common stock in connection with any acquisition of other business, including by way of an asset purchase or merger, combination or consolidation or for forming any partnerships or alliances, except as otherwise described above.
     Approval of the proposal will permit our board of directors to issue additional shares of common stock without further approval of our shareholders, unless otherwise required by applicable law or stock market or exchange requirements. Unless we are required by law or stock market or exchange requirements, our board of directors does not intend to seek the approval of our shareholders prior to any issuance of the authorized capital stock.
     Other than limited provisions in our bylaws, we do not have in place provisions which may have an anti-takeover effect. This proposal to increase our authorized capital has not resulted from our knowledge of any specific effort to accumulate our securities or to obtain control of our company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. We are not submitting this proposal to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek board representation.
     In certain instances, the issuance of additional shares of common stock will have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our capital stock. It may also adversely affect the market price of the common stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided and allow us to pursue our business plans, the market price may increase.
     The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by our shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of our common stock voted in an election of directors can elect all of our directors. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds. We have never paid cash dividends on our shares of common stock. In the event of our liquidation, dissolution or winding up, the holders of our shares of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.
     If the proposal to amend our articles of incorporation is approved, the third article of our articles of incorporation will be amended promptly after the meeting to increase the number of shares of our common stock we are authorized to issue to 400,000,000 shares.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 200,000,000 SHARES TO 400,000,000 SHARES.

PROPOSAL II
PRIVATE PLACEMENT
     On June 1, 2005, our board of directors approved the issuance of a total of up to 22,222,222 shares of our common stock at $0.45 per share to investors, including certain affiliates of ours and persons with direct or indirect relationships to us, in a private placement (“Private Placement”) raising total gross proceeds of up to $10,000,000. We have agreed to register for re-sale all of the shares of common stock we issue in the Private Placement.
     On November 30, 2005, we consummated the offering of 22,222,222 shares at $0.45 per share raising the full $10,000,000. Of this amount 13,824,331 shares of our common stock were sold to investors unrelated to us raising total gross proceeds of $6,220,950 and we received binding subscription agreements from affiliates of ours and persons with direct or indirect relationships to us to purchase the remaining 8,397,891 shares of our common stock for total gross proceeds of $3,779,050 as follows:

Name of Investor	Number of Shares	Relationship to Ladenburg
Dr. Phillip Frost	2,420,112	Director
Peter Philipps	2,000,000	Father of Michael Philipps, the head of Ladenburg Thalmann & Co.’s Institutional Sales Trading Desk
Bradley & Judith Chase JTROS	1,111,112	Bradley Chase is an Advisory Board member
Michael Gross	1,000,000	Advisory Board member
Paul Moskowitz	400,000	Consultant
Stacy Weissman	200,000	Former wife of Lawrence B. Weissman, former Chief Investment Strategist for Ladenburg Thalmann Asset Management Inc.
Peter H. Blum	165,000	Senior Managing Director of Investment Banking of Ladenburg Thalmann & Co.
Robert A. Coe Revocable Trust	150,000	Robert A. Coe is the father of Mark D. Coe, Managing Director of Ladenburg Thalmann & Co.
William Veghte	111,111	Advisory Board member
Richard J. Rosenstock	100,000	Director
MZ Trading LLC	100,000	Mark Zeitchick, the sole managing member of MZ Trading, is a Director
Richard J. Lampen	100,000	Director
Alexander E. Chapro Profit Sharing Plan	100,000	Father of Andrew E. Chapro, employee of Ladenburg Thalmann & Co.
Paul Weissman	100,000	Father of Lawrence B. Weissman, former Chief Investment Strategist for Ladenburg Thalmann Asset Management Inc.
Eric H. Jensen Revocable Trust	75,000	Eric H. Jensen is an Advisory Board member
Scott Riemer IRA Rollover	50,000	Scott Riemer is an employee of Ladenburg Thalmann & Co.
Andrew E. Chapro	50,000	Employee of Ladenburg Thalmann & Co.
Susan U. Chapro	50,000	Mother of Andrew E. Chapro, employee of Ladenburg Thalmann & Co.
Dr. Steven A. Rosen	40,000	Director
J. Bryant Kirkland III	33,334	Former Chief Financial Officer
Lonnie Ogulnick	22,222	Employee of Ladenburg Thalmann & Co.
Edmond J. Harris	20,000	Employee of Ladenburg Thalmann & Co.

     It is the policy of the American Stock Exchange, which lists our common stock, to require shareholder approval of the issuance by a company, other than in a public offering, of common stock or securities convertible into or exercisable for common stock, if the issuance is going to be directed to any of the company’s officers, directors or significant stockholders. Because of this policy, our shareholders are being asked to approve our issuance of the 8,397,891 shares of our common stock to certain affiliates of ours and persons with direct or indirect relationships to us.
     Our board of directors determined that it would be appropriate to have the interested shareholders in the private placement who are also members of our board of directors vote in accordance with the vote of a majority of other votes cast at the shareholder meeting. Accordingly, each of Dr. Phillip Frost, Richard J. Lampen, Dr. Steven A. Rosen, Richard J. Rosenstock and Mark Zeitchick has agreed to vote the shares of our common stock held by him or the entities he has voting control over (representing a total of 50,268,539 shares) in accordance with the vote of a majority of the other shares voted at the meeting with respect to Proposal II.
     If this proposal is approved, we would receive $3,779,050 in additional gross proceeds from the sale of our shares of common stock. We intend to use all of the proceeds from the private placement for working capital and general corporate purposes.
     OUR BOARD OF DIRECTORS HAS APPROVED THE PRIVATE PLACEMENT TO CERTAIN AFFILIATES OF OURS AND PERSONS WITH DIRECT OR INDIRECT RELATIONSHIPS TO US AND BELIEVES THAT ITS TERMS ARE FAIR TO, AND IN THE BEST INTERESTS OF, OUR SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE PRIVATE PLACEMENT TO CERTAIN AFFILIATES OF OURS AND PERSONS WITH DIRECT OR INDIRECT RELATIONSHIPS TO US.

Solicitation of Proxies
     The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are paying the cost of this solicitation. In addition to the use of the mails, proxies may be solicited personally or over the telephone by our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.
Other Shareholder Communications with our Board of Directors
     Our board of directors provides a process for shareholders and interested parties to send communications to the board. Shareholders and interested parties may communicate with our board of directors, any committee chairperson or our non-management directors as a group by writing to the board or committee chairperson in care of Ladenburg Thalmann Financial Services, Inc., Attention: Corporate Secretary, 590 Madison Avenue, 34th Floor, New York, New York 10022. Each communication will be forwarded, depending on the subject matter, to the board, the appropriate committee chairperson or all non-management directors.
Incorporation by Reference
     This proxy statement incorporates by reference certain information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, including our audited financial statements and supplementary data, our management’s discussion and analysis of financial condition and results of operations and our quantitative and qualitative disclosures about market risk.
Other Matters
     The board of directors knows of no matter which will be presented for consideration at the special meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Mark D. Klein, President and Chief Executive Officer

New York, New York
February 21, 2006

P R O X Y
Ladenburg Thalmann Financial Services Inc. — Proxy
Solicited By The Board Of Directors
for Special Meeting To Be Held on April 3, 2006,
     The undersigned Shareholder(s) of Ladenburg Thalmann Financial Services Inc., a Florida corporation (“Company”), hereby appoints Mark D. Klein and Salvatore Giardina, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Special Meeting of Shareholders of the Company to be held on April 3, 2006 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.
1.	To approve an amendment to the Articles of Incorporation to increase the number of authorized shares of our common stock from 200,000,000 shares to 400,000,000 shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To approve a proposal to issue shares of common stock at $0.45 per share in a private placement to certain affiliates of ours and persons with direct or indirect relationships to us raising gross proceeds of $3,779,050.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

FOR ☐	AGAINST ☐	ABSTAIN ☐
☐  I plan on attending the Special Meeting.
Date: ___________________, 2006
______________________________
Signature
______________________________
Signature if held jointly
Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.